REVA FANTOM II Performance and healing patterns by OCT Two-year serial follow-up Emil Nielsen Holck, Jo Simonsen, Didier Carrié, Nobert Frey, Matthias Lutz, Joachim Weber-Albers, Darius Dudek, Bernard Chevalier, Jouke Dijkstra, Jens Lassen, Jeffrey Anderson, Joest daemen, Evald Høj Christiansen, Alexandre Abizaid, Niels Ramsing Holm On behalf of the FANTOM II investigators Niels Ramsing Holm Aarhus University Hospital, Denmark Exhibit 99.3

The FANTOM BRS Desaminotyrosine based polycarbonate backbone Strut thickness 125µm Sirolimus eluting for 3 months Full resorption within 3-4 years FANTOM II

FANTOM angiographic signature Radiopacity Covalently bound iodine in the polycarbonate backbone FANTOM II

FANTOM BRS by 3D OCT FANTOM II 3D OCT by St Jude OPTIS

FANTOM OCT signature Baseline 6 month FU FANTOM II 24 month FU

REVA FANTOM II – OCT analysis PCI Research Aarhus University Hospital, Skejby ● Denmark OCT billede af baseline og FU strut

Customized analysis Lumen Abluminal stent Luminal stent Stent strut QCU-CMS, Leiden University Medical Center, The Netherlands

REVA FANTOM II SKEJBY PCI Research Aarhus University Hospital, Skejby ● Denmark Strut thickness by micro-CT OCT analysis optimized and validated by micro-CT FANTOM II

REVA FANTOM II PCI Research Aarhus University Hospital, Skejby ● Denmark OCT analysis optimized and validated by micro-CT FANTOM II

REVA FANTOM II PCI Research Aarhus University Hospital, Skejby ● Denmark Baseline FU FANTOM II

Micro-CT FANTOM in bifurcations FANTOM II

FANTOM II Patient flow chart

FANTOM II Analysis flow chart TLR

Mean scaffold area FANTOM II 7.32±1.14 mm2 7.43±1.19 mm2 7.45±1.28 mm2

Minimal scaffold area FANTOM II 6.14±1.09 mm2 6.25±1.16 mm2 5.99±1.17 mm2

Mean lumen area FANTOM II 7.09±1.38 mm2 6.01±1.32 mm2 5.87±0.19 mm2

Minimal lumen area FANTOM II 5.58±1.09 mm2 4.65±1.10 mm2 4.10±1.21 mm2

Malapposition FANTOM II 0.6% [0.0;4.6] 0.0% [0.0;0.0] 0.0% [0.0;0.0] p=0.67 p<0.001

FANTOM II

Extra-stent lumen



24 months follow-up cohort	baseline	6 months	24 months
Extra stent lumen area (mm^2)	0.04[0.03;0.19]	0.01[0.00;0.03]	0.00[0.00;0.01]

$p<0.001$ $p=0.05$

PCI Research
Aarhus University Hospital, Skejby ● Denmark
FANTOM II OCT

Extra-stent lumen FANTOM II No evaginations or late scaffold detachment after 24 months Example in permanent DES. Radu et al. EHJ 2017

FANTOM II

Neointimal area



Blue area: Neointimal area

24 months follow-up cohort	6 months	24 months	p-value
Mean neointimal area (mm^2)	1.20±0.31	1.52±0.37	<0.001

PCI Research
Aarhus University Hospital, Skejby ● Denmark
FANTOM II OCT
euro PCR

Neointimal thickness 24 month follow-up cohort 6 months 24 months p-value Mean neointimal thickness (µm) 51[36;67] 79[53;110] 0.01 Median (IQR) FANTOM II

Strut coverage Strut-level results in 24m follow-up cohort FANTOM II 98.6% [96.5;99.7] 100% [100;100]

Conclusion Complete strut coverage Slight decrease in lumen area due to limited additional neointimal growth – mainly in cases with small acute MLA No stent area reduction – no late recoil Excellent resolution of acute malapposition and still no acquired malapposition and no evaginations detected after 24 months The Fantom BRS show promising healing patterns after 24 months: